Exhibit 99.1

ONEMAIN HOLDINGS, INC. REPORTS FIRST QUARTER 2016 RESULTS

Evansville, IN, May 4, 2016 - OneMain Holdings, Inc. (NYSE: OMF) today reported GAAP basis net income of $153 million, or $1.13 per diluted share, for the first quarter of 2016. Net Income includes a $229 million pretax net gain on the previously announced sale of the company’s interests in SpringCastle.

After tax Core Earnings (a non-GAAP measure) for the first quarter of 2016 was $141 million, and after tax Core Earnings per Diluted Share (a non-GAAP measure) was $1.05. Weighted average diluted shares outstanding increased to 134.9 million for the first quarter of 2016 from 115.0 million for the prior year quarter as a result of the company’s issuance of 19.4 million common shares on May 4, 2015.

Jay Levine, President and CEO of OneMain Holdings, Inc. said, “This quarter represents the first full quarter since we completed the acquisition of OneMain, and we could not be more pleased with the results we have achieved thus far. The combination of Springleaf and OneMain has had an immediate, and very positive impact on our core earnings which, excluding SpringCastle, grew from $0.35 per share in last year’s first quarter to $0.94 in this year’s first quarter. We also made significant progress on driving incremental growth at the former OneMain, with higher levels of originations, particularly in the strategically key area of secured lending. Integration activities are on schedule, resulting in greater operational efficiencies, even as we continue to provide our customary high level of personalized service.”

Levine added, “We also made material progress on strengthening our capital base, enhancing our liquidity and extending our debt maturities, all of which simplify our financial picture and help position us for sustained earnings growth and strong returns.”

Core Consumer Operations: (Reported on a Segment Accounting Basis, which is a non-GAAP measure. Refer to the reconciliation of non-GAAP to comparable GAAP measures on page 10. Includes the results of OneMain Financial beginning November 1, 2015).

Consolidated Pretax Core Earnings (non-GAAP) was $227 million for the first quarter of 2016. The Consumer and Insurance segment contributed $203 million to Pretax Core Earnings for the first quarter. The Acquisitions and Servicing segment contributed $24 million to Pretax Core Earnings for the first quarter. Pretax Core Earnings excludes $28 million of acquisition-related transaction and integration expenses reported in the Consumer and Insurance segment. Also excluded are the net gain and transaction costs related to the sale of the company’s interests in SpringCastle announced on March 31, 2016, loss on net repurchase and repayment of debt, and non-controlling interests.

Consumer and Insurance Segment1,2 (includes the results of OneMain Financial beginning November 1, 2015).

Consumer and Insurance pretax operating income was $167 million for the first quarter of 2016.

Consumer net finance receivables reached $13.6 billion at March 31, 2016, and consumer net finance receivables per branch totaled $6.9 million at March 31, 2016.

Net interest income was $674 million in the first quarter of 2016. Yield was 25.2% and risk adjusted yield was 17.7% in the first quarter of 2016.

The annualized net charge-off ratio was 7.5% in the first quarter of 2016.

The annualized gross charge-off ratio was 8.1% and the recovery ratio was 62 basis points in the first quarter of 2016.

The 60+ delinquency ratio was 2.8% at March 31, 2016.

Acquisitions and Servicing Segment

The Acquisitions and Servicing segment contributed $24 million to the company’s Pretax Core Earnings in the first quarter of 2016. The entire Acquisitions and Servicing segment, which included non-controlling interests, generated pretax operating income of $278 million in the first quarter of 2016, with net interest income of $81 million and a yield of 26.6%. Net finance receivables at March 31, 2016 were zero as a result of the sale of the company’s interests in SpringCastle.

The annualized net charge-off ratio was 4.7% in the first quarter of 2016, versus 5.4% in the prior year quarter and 4.6% in the prior quarter.

The annualized gross charge-off ratio was 5.4% in the quarter, down 70 basis points from the prior year quarter and up 5 basis points from the fourth quarter 2015. Recoveries were 71 basis points in the quarter versus 63 basis points in the prior year quarter.

Non-Core Portfolio: (Reported on a Segment Accounting Basis, which is a non-GAAP measure).
Legacy Real Estate and Other Non-Core

The Real Estate segment generated a pretax operating loss of $18 million in the first quarter of 2016. The loss resulted primarily from the reduction in interest earning assets attributable to real estate sales completed in 2014. Upon closing of the acquisition of OneMain, the majority of the debt allocated to the Real Estate segment and other non-core activities was re-allocated to the Consumer and Insurance

1 Consumer and Insurance segment reflects Segment Accounting Basis (which is a basis of accounting other than U.S. GAAP).
2 Includes both held for investment and held for sale finance receivables.

segment. The real estate loan portfolio was $712 million at March 31, 2016, down from $840 million at the prior year quarter-end.3

Our other non-core activities generated a pretax operating loss of $4 million in the first quarter of 2016.

Liquidity and Capital Resources

As of March 31, 2016, the company had $716 million of cash and cash equivalents, which included $450 million of available cash and highly liquid investment securities. The company had total outstanding debt of $14.9 billion at March 31, 2016, in a variety of debt instruments. As previously disclosed, the company completed the sale of 127 Springleaf Financial branches and certain related assets for proceeds of $624 million on May 2, 2016. In addition, on April 11, 2016, the company’s subsidiary, Springleaf Finance Corporation (“SFC”), issued $1 billion of 8.25% senior notes due 2020 and used approximately $600M to repurchase certain of SFC’s outstanding notes, primarily consisting of its 6.90% senior notes due December 2017.

Use of Non-GAAP Financial Measures

We report the operating results of our Core Consumer Operations (consisting of the results of our Consumer and Insurance and our Acquisitions and Servicing segments), Non-Core Portfolio (consisting of our Real Estate segment), and our other non-core activities using the Segment Accounting Basis, which differs from the “historical accounting basis” disclosed in our SEC filings prior to the company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 29, 2016 (“2015 Form 10-K”), which (i) reflects our allocation methodologies for certain costs, primarily interest expense, loan loss reserves and acquisition costs to reflect the manner in which we assess our business results and (ii) excludes the impact of applying purchase accounting. These allocations and adjustments have a material effect on our reported segment basis income as compared to GAAP. We believe the Segment Accounting Basis (a basis other than U.S. GAAP) provides investors the basis for which management evaluates segment performance. For more information, please see Note 23 - Segment Information of the notes to our consolidated financial statements included in our 2015 Form 10-K.

Pretax Core Earnings, Core Earnings (which equals Pretax Core Earnings adjusted for estimated taxes), and Core Earnings per Diluted Share are key performance measures used by management in evaluating the performance of our business. Pretax Core Earnings represents our income before provision for income taxes on a Segment Accounting Basis and excludes results of operations from our Non-Core Portfolio (Real Estate segment) and other non-core, non-originating legacy operations, net gain on sale of SpringCastle interests related to Core Consumer Operations, acquisition-related transaction and integration expenses, losses resulting from accelerated long-term repayment and repurchases of long-term debt related to Core Consumer Operations, SpringCastle transaction costs, and results of operations attributable to non-controlling interests. Pretax Core Earnings, Core Earnings, and Core Earnings per Diluted Share assist us in comparing our business performance on a consistent basis. Management

3 Includes both held for investment and held for sale finance receivables.

believes these non-GAAP financial measures are useful in assessing the profitability of our core business operations and our management uses these non-GAAP financial measures in evaluating our operating performance. These non-GAAP financial measures should be considered supplemental to, but not as a substitute for or superior to, operating income, segment profit or loss, net income, or other measures of financial performance prepared in accordance with U.S. GAAP.

Conference Call & Webcast Information

OneMain management will host a conference call and webcast to discuss our first quarter 2016 results and other general matters at 10:00 am Eastern on Wednesday, May 4, 2016. Both the call and webcast are open to the general public. The general public is invited to listen to the call by dialing 877-330-3668 (U.S. domestic), or 678-304-6859 (international), conference ID 95831772, or via a live audio webcast through the Investor Relations section of the website. For those unable to listen to the live broadcast, a replay will be available on our website or by dialing 800-585-8367 (U.S. domestic), or 404-537-3406, conference ID 95831772, beginning approximately two hours after the event. The replay of the conference call will be available through May 18, 2016. An investor presentation will be available on the Investor Relations page of OneMain’s website at www.springleaf.com prior to the start of the conference call.

Cautionary Note Regarding Forward-Looking Statements

This document contains “forward‐looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but instead represent only management’s current beliefs regarding future events. By their nature, forward-looking statements involve inherent risks, uncertainties and other important factors that may cause actual results, performance or achievements to differ materially from those expressed in or implied by such forward‐looking statements. We caution you not to place undue reliance on these forward‐looking statements that speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward‐looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events or the non-occurrence of anticipated events.

Forward‐looking statements include, without limitation, statements concerning future plans, objectives, goals, projections, strategies, events or performance, and underlying assumptions and other statements related thereto. Statements preceded by, followed by or that otherwise include the words “anticipates,” “appears,” “are likely,” “believes,” “estimates,” “expects,” “foresees,” “intends,” “plans,” “projects” and similar expressions or future or conditional verbs such as “would,” “should,” “could,” “may,” or “will,” are intended to identify forward‐looking statements. Important factors that could cause actual results, performance or achievements to differ materially from those expressed in or implied by forward-looking statements include, without limitation, the following: the inability to obtain, or delays in obtaining, cost savings and synergies from the OneMain Acquisition and risks and other uncertainties associated with the integration of the companies; unanticipated expenditures relating to the OneMain Acquisition; any litigation, fines or penalties that could arise relating to the OneMain Acquisition; the impact of the OneMain Acquisition on each company’s relationships with employees and third parties; various risks relating to the sale of branches to Lendmark Financial Services, LLC (the “Lendmark Sale”) in connection with the previously disclosed settlement with the U.S. Department of Justice; changes in general economic conditions, including the interest rate environment in which we conduct business and the financial markets through which we can access capital and also invest cash flows from our Consumer and Insurance segment; levels of unemployment and personal bankruptcies; natural or accidental events such as earthquakes, hurricanes, tornadoes, fires, or floods affecting our customers, collateral, or branches or other operating facilities; war, acts of terrorism, riots, civil disruption, pandemics, cyber security breaches, or other events disrupting business or commerce; changes in the rate at which we can collect or potentially sell our finance receivables portfolio; the effectiveness of our credit risk scoring models in assessing the risk of customer unwillingness or lack of capacity to repay; changes in our ability to attract and retain employees or key executives to support our businesses; changes in the competitive environment in which we operate, including the demand for our products, customer responsiveness to our distribution channels, and the strength and ability of our competitors to operate independently or to enter into business combinations that result in a more attractive range of customer products or provide greater financial resources; shifts in collateral values, delinquencies, or credit losses; changes in federal, state or local laws, regulations, or regulatory policies and practices, including the Dodd-Frank Wall Street Reform and Consumer Protection Act (which, among other things, established the Consumer Financial Protection Bureau, which has broad authority to regulate and examine financial institutions, including us), that affect our ability to conduct business or the manner in which we conduct business, such as licensing requirements, pricing limitations or restrictions on the method of offering products, as well as changes that may result from increased regulatory scrutiny of the sub-prime lending industry; potential liability relating to real estate and personal loans which we have sold or may sell in the future, or relating to securitized loans, if it is determined that there was a non-curable breach of a representation or warranty made in connection with such transactions; the costs and effects of any actual or alleged violations of any federal, state or local laws, rules or regulations, including any litigation associated therewith, any impact to our business operations, reputation, financial position, results of operations or cash flows arising therefrom, any impact to our relationships with lenders, investors or other third parties attributable thereto, and the costs and effects of any breach of any representation, warranty or covenant under any of our contractual arrangements, including indentures or other financing arrangements or contracts, as a result of any such violation; the costs and effects of any fines, penalties, judgments, decrees, orders, inquiries, investigations, subpoenas, or enforcement or other proceedings of any governmental or quasi-governmental agency or authority and any litigation associated therewith; our continued ability to access the capital markets or the sufficiency of our current sources of funds to satisfy our cash flow requirements; our ability to comply with our debt covenants; our ability to generate sufficient cash to service all of our indebtedness; the effects of any downgrade of our debt ratings by credit rating agencies, which could have a negative impact on our cost of and/or access to capital; our substantial indebtedness, which could prevent us from meeting our obligations under our debt instruments and limit our ability to react to changes in the economy or our industry, or our ability to incur additional borrowings; the impacts of our securitizations and borrowings; our ability to maintain sufficient capital levels in our regulated and unregulated subsidiaries; changes in accounting standards or tax policies and practices and the application of such new policies and practices to the manner in which we conduct business; any failure or inability to achieve the SpringCastle Portfolio performance requirements set forth in the SpringCastle Interests Sale purchase agreement; and the effect of future sales of our remaining portfolio of real estate loans and the transfer of servicing of these loans; and other risks and uncertainties described in the “Risk Factors” and “Management’s Discussion and Analysis” sections of the Company’s most recent Form 10‐K and Form 10-Qs filed with the SEC and in the Company’s other filings with the SEC from time to time. The foregoing list of factors that could cause actual results, performance or achievements to differ materially from those expressed in or implied by forward-looking statements does not purport to be complete and new factors, risks and uncertainties may arise in the future that are impossible for us to currently predict.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(dollars in millions except earnings per share)	Three Months Ended March 31,
	2016	2015

Interest income:
Finance charges	$779	$402
Finance receivables held for sale originated as held for investment	47	4
Total interest income	826	406

Interest expense	226	158

Net interest income	600	248

Provision for finance receivable losses	227	87

Net interest income after provision for finance receivable losses	373	161

Other revenues:
Insurance	114	36
Investment	20	17
Net gain on sale of SpringCastle interests	229	—
Other	(2)	(2)
Total other revenues	361	51

Other expenses:
Operating expenses:
Salaries and benefits	214	93
Acquisition-related transaction and integration expenses	33	3
Other operating expenses	167	62
Insurance policy benefits and claims	45	16
Total other expenses	459	174

Income before provision for income taxes	275	38

Provision for income taxes	96	7

Net income	179	31

Net income attributable to non-controlling interests	26	31

Net income attributable to OneMain Holdings, Inc.	$153	$—

Share Data:
Weighted average number of shares outstanding:
Basic	134,694,759	115,027,470
Diluted	134,907,748	115,027,470
Earnings per share:
Basic	$1.14	$—
Diluted	$1.13	$—

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(dollars in millions)	March 31, 2016	December 31, 2015

Assets
Cash and cash equivalents	$716	$939
Investment securities	1,872	1,867
Net finance receivables:
Personal loans	13,209	13,267
SpringCastle Portfolio	—	1,576
Real estate loans	503	524
Retail sales finance	19	23
Net finance receivables	13,731	15,390
Unearned insurance premium and claim reserves	(643)	(662)
Allowance for finance receivable losses	(600)	(587)
Net finance receivables, less unearned insurance premium and claim reserves and allowance for finance receivable losses	12,488	14,141
Finance receivables held for sale	776	796
Restricted cash and cash equivalents	588	676
Goodwill	1,422	1,440
Other intangible assets	539	559
Other assets	654	638

Total assets	$19,055	$21,056

Liabilities and Shareholders’ Equity
Long-term debt	$14,870	$17,300
Insurance claims and policyholder liabilities	747	747
Deferred and accrued taxes	53	20
Other liabilities	457	384
Total liabilities	16,127	18,451

Shareholders’ equity:
Common stock	1	1
Additional paid-in capital	1,537	1,533
Accumulated other comprehensive loss	(13)	(33)
Retained earnings	1,403	1,250
OneMain Holdings, Inc. shareholders’ equity	2,928	2,751
Non-controlling interests	—	(146)
Total shareholders’ equity	2,928	2,605

Total liabilities and shareholders’ equity	$19,055	$21,056

CORE KEY METRICS

(dollars in millions)	At or for the Three Months Ended March 31,
	2016	2015

Consumer and Insurance
Finance receivables held for investment:
Net finance receivables	$12,984	$3,895
Number of accounts	2,175,628	909,004
TDR finance receivables	$474	$26
Allowance for finance receivable losses - TDR	$210	$3
Finance receivables held for sale:
Net finance receivables	$606	$—
Number of accounts	143,254	—
Finance receivables held for investment and held for sale:
Average net receivables	$13,545	$3,831
Yield	25.15%	26.88%
Gross charge-off ratio	8.12%	6.43%
Recovery ratio	(0.62)%	(0.79)%
Charge-off ratio	7.50%	5.64%
Delinquency ratio	2.82%	2.53%
Origination volume	$2,343	$868
Number of accounts originated	328,057	157,403

Acquisitions and Servicing
Finance receivables held for investment:
Net finance receivables	$—	$1,868
Number of accounts	—	264,830
Average net receivables	1,529	1,923
Yield	26.58%	26.78%
Net charge-off ratio	4.65%	5.43%
Delinquency ratio	—%	4.22%

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

(dollars in millions, except per share data)	Three Months Ended March 31,
	2016	2015

Income before provision for income taxes - GAAP basis	$275	$38
Adjustments:
Interest income	140	(3)
Interest expense	18	30
Provision for finance receivable losses	(24)	2
Repurchases and repayments of long-term debt	(5)	—
Amortization of other intangible assets	17	1
Other	2	3
Income before provision for income taxes - Segment Accounting Basis	423	71
Adjustments:
Pretax operating loss - Non-Core Portfolio Operations	18	48
Pretax operating loss - Other non-core/non-originating legacy operations	4	13
Net gain on sale of SpringCastle interests	(229)	—
Acquisition-related transaction and integration expenses - Core Consumer Operations	28	—
Net loss from accelerated repayment/repurchase of debt - Core Consumer Operations	8	—
SpringCastle transaction costs	1	—
Operating income attributable to non-controlling interests	(26)	(31)
Pretax core earnings (non-GAAP)	227	101
Provision for income taxes	(86)	(37)
Core earnings	$141	$64

Weighted average number of shares outstanding - diluted	134.9	115.0
Core earnings per share - diluted	$1.05	$0.55

OneMain Holdings, Inc.

Contact:
Craig Streem, 812-468-5752                            Rohit Dewan, 812-492-2582
craig.streem@springleaf.com                            rohit.dewan@springleaf.com

Source: OneMain Holdings, Inc.

OneMain®

Lending Made Personal

OneMain Holdings, Inc.
(NYSE: OMF)

1Q 2016 Earnings Presentation

OneMain.

Lending Made Personal

OneMain
Lending Made Personal

The Leading Consumer Finance Company

OneMain is the premier consumer finance company in the U.S.

Leading National Footprint (1)

87% of Americans live within 25 miles of a OneMain branch

Pre-Acquisition Footprint
27 states

Expanded Footprint (2)
16 states

Overview (1)

$13.2 billion in branch receivables and over 2 million customers

OneMain Financial

- *$8.7B of branch receivables*
- *1,140 branches in 43 states*
- *In business for over 100 years*

+

Springleaf Financial

- *$4.5B of branch receivables*
- *697 branches in 27 states + digital platform*
- *In business for nearly 100 years*

(1) As of March 31, 2016, adjusted for branch sale
(2) Reflects the acquisition of OneMain Financial Holdings, LLC ("OneMain Financial" or "OMFH") in November 2015

2

OneMain
Lending Made Personal

A Differentiated Profile In Financial Services

Additional receivables growth is highly accretive to returns

Keys to Our Business

- **Local lending and community involvement**
- **Sophisticated underwriting and extensive credit data through economic cycles**
  - 100+ years of lending
  - Underwrite to customer's ability to pay
- **Deep and experienced servicing resources through economic cycles**
- **Extensive footprint and scale drives operating leverage and returns**

2015 C&I Return on Receivables [1]

Revenue	28.5%
Charge Offs	(6.5%)
Risk Adjusted Margin	**22.0%**
Operating Expense	(10.6%)
Unlevered RoR	**11.4%**
Funding Costs	(5.0%)
Taxes	(2.4%)
Return on Receivables ("RoR")	**4.1%**
Target RoR	***4.75% - 5%***
ROE at Target Leverage	***> 25%***

(1) Amounts shown as a % of average net receivables. Financial data presented on segment accounting basis and 2015 data is presented as if Springleaf and OneMain had been combined for the full year. Revenue represents finance income plus other revenue less insurance claims on a segment accounting basis for OneMain Holdings of $1.7 billion, plus finance income plus other revenue less insurance claims of $1.9 billion for OneMain Financial for the ten months prior to the acquisition. Operating Expense represents operating expense on a segment accounting basis for OneMain Holdings of $712 million, plus operating expense of $636 million for OneMain Financial for the ten months prior to the acquisition. The charge-off ratios in 2015 exclude $62 million of additional charge-offs recorded in December 2015 related to our change in charge-off policy for personal loans in connection with the OneMain policy integration. Revenue Includes consumer yield on finance receivables plus other revenues less insurance claims expense. C&I stands for Consumer and Insurance segment.

3

OneMain.
Lending Made Personal

Acquisition Delivers Significant Value

The OneMain acquisition materially increases our earnings power

Management Focus

- **Capture benefits of the acquisition**
  - Reinvigorate growth at OneMain
  - Accelerate secured lending at OneMain
  - Leverage scale and cost discipline
- **Strengthen our capital base**
  - Reduce leverage
  - Maintain strong liquidity and balance of funding
  - Optimize non-core assets

Core Earnings Per Diluted Share

Expect to achieve $1.50 run-rate Core EPS by 3Q17

SpringCastle/Acquisition & Servicing
Consumer & Insurance
87% CAGR (1)
$0.43
$0.16
$0.27
$0.55
$0.20
$0.35
$0.77
$0.11
$0.66
$1.05
$0.11
$0.94
$1.50+
1Q14
1Q15
4Q15
1Q16
3Q17 Run-Rate

(1) Reflects Compound Annual Growth Rate (CAGR) on Consumer & Insurance earnings from 1Q14 to 1Q16

4

OneMain
Lending Made Personal

Strong and Stable Balance Sheet

Leverage is improving and unsecured debt maturities are balanced

Leverage

Adj. Debt to Adj. Tangible Equity (1)

18.5x
12.9x
~7.0x
12/31/2015
3/31/2016
2H18
Projected

Unsecured Debt Maturities ($B) (2)

Target $1.0-$1.5 per year

$0.4
$1.3
$1.4
$1.3
$1.5
$0.3
$0.3
2016
2017
2018
2019
2020
2021
2023
2067

(1) Adjusted Debt to Adjusted Tangible Equity is a non-GAAP financial measure. See appendix for Regulation G disclosures.
(2) Unsecured Debt Maturities reflect principal balance as of May 4, 2016
Note: Adjusted Debt = Total Debt less Jr Subordinated Debt
Adjusted Tangible Equity = Total Shareholders' Equity less: Non-controlling Interest, Goodwill, and Intangibles plus: Jr. Subordinated Debt

5

OneMain. Lending Made Personal

Key Consumer Indicators Remain Strong

The economic environment continues to be favorable for our customers

OneMain Borrower Profile

	OneMain Financial	Springleaf Financial
Age	51 yr	49 yr
Homeowners	59%	50%
Time in Residence	12 yrs	11 yrs
Gross Household Income (est.)	$46,000	$46,000
Current Job for >5 years	62%	56%

- **OneMain's customer base is representative of the American population**
- **Our customers have job and residence stability**
- **1Q16 trends indicate rising borrower income and declining debt to income**

Key Leading Indicators

Initial Unemployment Claims (#, SA)
400,000
350,000
300,000
250,000
200,000
Jan-12
Apr-12
Jul-12
Oct-12
Jan-13
Apr-13
Jul-13
Oct-13
Jan-14
Apr-14
Jul-14
Oct-14
Jan-15
Apr-15
Jul-15
Oct-15
Jan-16
Apr-16

Univ. of Michigan Consumer Sentiment Index
(Q1 1966=100)
110
100
90
80
70
60
Jan-12
Apr-12
Jul-12
Oct-12
Jan-13
Apr-13
Jul-13
Oct-13
Jan-14
Apr-14
Jul-14
Oct-14
Jan-15
Apr-15
Jul-15
Oct-15
Jan-16
Apr-16

6

OneMain. Lending Made Personal

First Quarter 2016 Performance

($ in millions, except per share statistics or otherwise noted)

1Q16 results benefit from full quarter of OneMain earnings

	1Q16	4Q15	1Q15
Consumer & Insurance(1)	$203	$143	$65
Acquisitions & Servicing(2)	24	25	36
Core	**227**	**168**	**101**
Non-Core (3)	22	(535)	(94)
Pre-Tax Earnings	**249**	**(367)**	**7**
Taxes	(96)	148	(7)
Net Income (loss)	**$153**	**($219)**	**$0**
Core EPS - Diluted(4)	$1.05	$0.77	$0.55
GAAP EPS - Diluted	$1.13	($1.63)	$0.00
Ending Net Receivables ($B)(5)	$13.6	$13.6	$3.9
Average Net Receivables ($B)(5)	$13.5	NM	$3.8

1Q16 Consumer & Insurance Economic Return	
Revenue	28.3%(6)
Charge Offs	(7.5%)
Risk Adjusted Margin	**20.8%**
Operating Expense	(10.3%)
Unlevered RoR	**10.5%**
Funding Costs	(5.2%)
Taxes	(2.0%)
Return on Receivables ("RoR")	**3.7%**(7)

(1) Excludes impact of charges related to accelerated repayment/repurchase of debt and acquisition related transaction and integration expenses. Non-GAAP financial measure, see appendix for Regulation G disclosures.
(2) Excludes impact of net gain on Sale of SpringCastle interests, SpringCastle transaction costs, acquisition-related transaction and integration expenses and earnings attributable to non-controlling interest. Non-GAAP financial measure, see appendix for Regulation G disclosures.
(3) Consists of: (i) pretax income (loss) of Real Estate and other non-core activities, (ii) one-time costs related to core operations, and (iii) purchase accounting adjustments.
(4) Core EPS is a non-GAAP financial measure. See appendix for Regulation G disclosures.
(5) Consumer and Insurance segment only, includes finance receivables held for investment and held for sale.
(6) Revenue Includes consumer yield on finance receivables plus other revenues less insurance claims expense.
(7) Includes ~40 bp GAAP income benefit related to 1Q16 LLR timing.

7

OneMain. Lending Made Personal

Leveraging Complementary Strengths

Execution on strategic priorities began immediately after closing

	Pre-acquisition Profile (1)				Action Plan
	Springleaf			OneMain Financial	
1	55%	←	*Secured Lending*	17%	Implement underwriting strategies to support secured lending; secured losses 50% lower than unsecured
2	>20%	←	*Receivables Growth*	<5%	Enhanced marketing strategies and product options
3	~13%	→	*OpEx Ratios*	~9%	Headquarters cost synergies and branch sale

(1) Consumer and Insurance segment for year ended 12/31/2015

8

OneMain.
Lending Made Personal

Executing On Growth and Secured Lending

Former OneMain originations were up ~25% in the quarter, secured originations were up ~75%

Growth and Secured Lending at former OneMain

$ in millions

~25%
$1,110
$1,375
1Q15
1Q16
Total Originations
~75%
$151
$266
1Q15
1Q16
Secured Originations

Secured Loans Benefit Customers

Secured loans on average improve household cash flow by $127 per month(1)

Springleaf	Unsecured	Secured
Avg Loan Amount	$4,600	$8,100
Avg Cash Out	$1,700	$2,800
Monthly Cash Flow Improvement(1)	$75	$127
Avg Coupon	28.0%	23.0%
Gross Charge-off	9.0%	3.1%

(1) For borrowers who consolidated debt, reflects difference between the monthly payment on the debt that was consolidated and the monthly payment on the new Springleaf loan.

9

Executing on Operating Expense Synergies

OneMain. Lending Made Personal

~$100MM in 2016 exit-rate savings accelerates earnings expansion

Achieving 2016 Run-Rate Cost Savings ($MM)

$40
$50
$10
$100
HQ Alignment
Branch Sale
In Process
4Q16 Exit Rate

Driving Operating Leverage Improvement[1]

OneMain
Springleaf
Combined OneMain
8.7%
13.5%
10.6%
~9.0%
~8.0%
2014
2015 Pro-forma (2)
2016 Projected
2017 Projected

(1) Operating leverage calculation: Operating expenses / Average Net Receivables
(2) Proforma represents a full year of former OneMain and Springleaf combined operating expense

10

OneMain
Lending Made Personal

Credit Outlook Remains Stable

We remain confident in our 2016 full year NCO outlook of 6.8% – 7.3%

1Q NCO% Represents Seasonal Peak of Losses

7.1%
6.5%
7.5%
6.8% - 7.3%
1Q15
FY15
1Q16
FY16

Improving delinquency supports FY NCO outlook

30-59 day delinquencies are a leading indicator of NCO
Two quarter lagged DQ rate vs current period NCO rate

7.1%
2.1%
6.9%
2.1%
5.6%
1.7%
6.5%
1.9%
7.5%
2.2%
2.2%
1.8%
NCO
1Q15
2Q15
3Q15
4Q15
1Q16
2Q16
3Q16
30-59 DQ
3Q14
4Q14
1Q15
2Q15
3Q15
4Q15
1Q16

Note: 2015 data represents former OneMain and Springleaf combined
"NCO" stands for Net Charge-offs, Gross losses less recoveries

11

OneMain
Lending Made Personal

Funding & Liquidity

Diverse funding sources and strong liquidity profile

Diverse Funding Sources

$B, Principal Balance as of May 4, 2016

$3.9
$6.5
43%
$0.9 6%
$7.8 51%
Unsecured Debt
Term ABS
Drawn Conduits
Undrawn Conduits

Funding and Liquidity Principles

- **Target $300 - $500MM of operating cash**
- **Maintain 12-18 months of forward liquidity needs**
  - ~$4B of undrawn conduits
  - ~$3B of unencumbered consumer loans [1]
- **Routine issuer of ABS and unsecured debt**
  - $1.1B in 2 ABS transactions in 1Q16
  - $1.0B of 2020 unsecured bonds issued
    - $0.6B exchange for 2017 maturities
- **Total debt maturities per year <20% of total debt**

(1) Includes secured and unsecured personal loan receivables

12

OneMain.
Lending Made Personal

Significant Earnings Expansion

	2016	2017 [(1)]
Core EPS Guidance [(2)]	$4.20 – $4.70	$5.60 - $6.10
Impacts	SpringCastle earnings	SpringCastle earnings, higher borrowing costs

Operating leverage expands earnings growth

Projected Growth in Average Net Receivables ($B)

~10-15%
~$14
~$16
2016
Projected
2017
Projected(1)

Projected Growth in Core EPS

Based on mid-point of above guidance range

~30%
$4.45
$5.85
2016
Projected
2017
Projected

(1) *Adjusted 2017 EOP Receivables guidance is $16.5-$17.5B due to SpringCastle Sale*

(2) *Core EPS is a non-GAAP financial measure. See Appendix for Regulation G disclosures*

13

OneMain
Lending Made Personal

The Leading Consumer Finance Company

National Footprint	✓ 87% of Americans live within 25 miles of one of OneMain's 1,800+ branches ✓ $13.2 billion of branch receivables to over 2 million current customers(1)
Disciplined Underwriting	✓ Ability-To-Pay underwriting backed by proprietary scoring models and 100+ yrs of disciplined lending experience ✓ Significant portion of loans have titled collateral producing consistent low losses
Diverse Funding Sources	✓ Diverse funding sources including unsecured, revolving term ABS, and multi-year revolving conduit facilities ✓ Issued $1.1B of ABS bonds and $1B of unsecured bonds thus far in 2016
Earnings Power	✓ Cost synergies & operating leverage expected to drive high ROR and ROE ✓ Strong core earnings expected to drive balance sheet deleveraging

(1) As of March 31, 2016

14

OneMain
Lending Made Personal

Consumer and Insurance Segment

(unaudited, in millions)	1Q16	4Q15	1Q15
Finance Charges	$807	$621	$256
Finance Receivables Held for Sale Originated as Held for Investment	42	43	0
Total Interest Income	**849**	**664**	**256**
Interest Expense	(175)	(123)	(40)
Provision for Finance Receivable Losses	(232)	(179)	(56)
Net Interest Income after Provision	**442**	**362**	**160**
Insurance	114	95	36
Investment	25	10	13
Net Loss on Repurchases and Repayments of Debt	(8)	0	0
Other	10	9	2
Total Other Revenues	**141**	**114**	**51**
Operating Expenses	(349)	(294)	(130)
Acquisition-Related Transaction and Integration Expenses	(28)	(16)	0
Insurance Policy Benefits and Claims	(39)	(39)	(16)
Total Other Expenses	**(416)**	**(349)**	**(146)**
Pretax Operating Income	**$167**	**$127**	**$65**
Net Finance Receivables	$12,984	$12,954	$3,895
Finance Receivables Held for Sale	$606	$617	$0
Average Net Receivables [1]	$13,545	$10,546	$3,831
Yield [1]	25.2%	25.1%	26.9%
Gross Charge-Off Ratio [1,2]	8.1%	7.2%	6.4%
Recovery Ratio [1]	(0.6%)	(0.7%)	(0.8%)
Charge-Off Ratio [1,2]	7.5%	6.5%	5.6%
Delinquency Ratio [1]	2.8%	3.0%	2.5%
Origination Volume [1]	$2,343	$2,488	$868

Note: Consumer & Insurance are on a Segment Accounting Basis (which is a basis of accounting other than U.S. GAAP).

1) Includes finance receivables held for investment and held for sale.

2) The charge-off ratios in 4Q 2015 exclude $62 million of additional charge-offs recorded in December 2015 related to our change in charge-off policy for personal loans in connection with the OneMain policy integration.

16

OneMain
Lending Made Personal

Acquisitions and Servicing Segment

(unaudited, in millions)	1Q16	4Q15	1Q15
Interest Income	$101	$109	$127
Interest Expense	(20)	(20)	(23)
Provision for Finance Receivable Losses	(17)	(21)	(27)
Net Interest Income after Provision	**64**	**68**	**77**
Investment	0	0	5
Portfolio Servicing Fees from SpringCastle	11	12	14
Net Gain on Sale of SpringCastle Interests	229	0	0
Other	0	1	0
Total Other Revenues	**240**	**13**	**19**
Operating Expenses (1)	(15)	(17)	(15)
Acquisition-Related Transaction and Integration Expenses	0	(1)	0
Portfolio Servicing Fees to OneMain Holdings, Inc. (2)	(11)	(12)	(14)
Total Other Expenses	**(26)**	**(30)**	**(29)**
Pretax Operating Income	**278**	**51**	**67**
Less: Non-Controlling Interests (2)	(26)	(27)	(31)
Pretax Operating Income Attributable to OneMain Holdings, Inc.	**$252**	**$24**	**$36**
Net Finance Receivables	$0	$1,576	$1,868
Average Net Receivables	$1,529	$1,620	$1,923
Principal Balance (3)	$0	$2,065	$2,431
Yield	26.6%	26.4%	26.8%

1) Operating expenses for 1Q2016 include SpringCastle transaction costs of $1 million.
2) OneMain Holdings, Inc. incurs 47% of servicing expenses. The remaining 53% is netted through non-controlling interests.
3) Principal Balance is a non-GAAP measure.

17

OneMain
Lending Made Personal

Real Estate Segment

(unaudited, in millions)	1Q16	4Q15	1Q15
Finance Charges	$12	$12	$15
Finance Receivables Held for Sale Originated as Held for Investment	3	4	3
Total Interest Income	**15**	**16**	**18**
Interest Expense	(13)	(35)	(60)
Provision for Finance Receivable Losses	(2)	(5)	(2)
Net Interest Loss after Provision	**0**	**(24)**	**(44)**
Investment	0	1	5
Other	(11)	(2)	(2)
Total Other Revenues	**(11)**	**(1)**	**3**
Operating Expenses	(7)	(9)	(7)
Acquisition-Related Transaction and Integration Expenses	0	(1)	0
Total Other Expenses	**(7)**	**(10)**	**(7)**
Pretax Operating Loss	**($18)**	**($35)**	**($48)**
Net Finance Receivables	$542	$565	$646
Finance Receivables Held for Sale	$170	$182	$194
Average Net Receivables	$554	$578	$660
TDR Finance Receivables	$159	$160	$159
Loss Ratio	3.0%	3.0%	4.7%
Delinquency Ratio	7.8%	7.7%	7.2%

Note: Real Estate is on a Segment Accounting Basis (which is a basis of accounting other than U.S. GAAP).

18

OneMain
Lending Made Personal

Other

(unaudited, in millions)	1Q16	4Q15	1Q15
Interest Income	$1	$2	$2
Interest Expense	0	(8)	(10)
Provision for Finance Receivable Losses	0	0	0
Net Interest Income (Loss) after Provision	**1**	**(6)**	**(8)**
Operating Expenses [1]	4	1	(2)
Acquisition-Related Transaction and Integration Expenses	(9)	(18)	(3)
Total Other Expenses	**(5)**	**(17)**	**(5)**
Pretax Operating Loss	**($4)**	**($23)**	**($13)**
Net Finance Receivables	$35	$41	$66

Note: Other is on a Segment Accounting Basis (which is a basis of accounting other than U.S. GAAP).
1) Operating expenses for 1Q 2016 and 4Q 2015 include reductions in reserves and a settlement related to estimated PPI claims of $6 million and $4 million, respectively.

19

OneMain
Lending Made Personal

Consolidated Balance Sheets (GAAP)

(unaudited, in millions)	3/31/16	12/31/15
Cash and Cash Equivalents	$716	$939
Investment Securities	1,872	1,867
Net Finance Receivables:		
Personal Loans & Retail Sales Finance	13,228	13,290
SpringCastle Portfolio	0	1,576
Real Estate Loans	503	524
Net Finance Receivables	**13,731**	**15,390**
Unearned Insurance Premium and Claim Reserves	(643)	(662)
Allowance for Finance Receivable Losses	(600)	(587)
Net Finance Receivables, Less Unearned Insurance and Allowance	**12,488**	**14,141**
Finance Receivables Held for Sale	776	796
Restricted Cash and Cash Equivalents	588	676
Goodwill	1,422	1,440
Other Intangible Assets	539	559
Other Assets	654	638
Total Assets	**$19,055**	**$21,056**
Long-Term Debt	$14,870	$17,300
Insurance Claims and Policyholder Liabilities	747	747
Deferred and Accrued Taxes	53	20
Other Liabilities	457	384
Total Liabilities	**16,127**	**18,451**
OneMain Holdings, Inc. Shareholders' Equity	2,928	2,751
Non-Controlling Interests	0	(146)
Total Shareholders' Equity	**2,928**	**2,605**
Total Liabilities and Shareholders' Equity	**$19,055**	**$21,056**
Net Finance Receivables [1]	$13,561	$15,136
Allowance for Finance Receivable Losses [1]	($816)	($843)
Long-Term Debt [1]	$15,165	$17,613
Quarterly Interest Rate [1]	4.8%	4.9%

1) Reflects Segment Accounting Basis (a non-GAAP measure).

20

OneMain
Lending Made Personal

Consolidated Income Statement (GAAP)

(unaudited, in millions, except per share statistics)	1Q16	4Q15	1Q15
Finance Charges	$779	$636	$402
Finance Receivables Held for Sale Originated as Held for Investment	47	48	4
Total Interest Income	**826**	**684**	**406**
Interest Expense	(226)	(215)	(158)
Provision for Finance Receivable Losses	(227)	(510)	(87)
Net Interest Income (Loss) after Provision	**373**	**(41)**	**161**
Insurance	114	95	36
Investment	20	8	17
Net Loss on Repurchases and Repayments of Debt	(3)	0	0
Net Gain on Sale of SpringCastle Interests	229	0	0
Other	1	0	(2)
Total Other Revenues	**361**	**103**	**51**
Operating Expenses [1,2]	(381)	(326)	(155)
Acquisition-Related Transaction and Integration Expenses	(33)	(33)	(3)
Insurance Policy Benefits and Claims	(45)	(43)	(16)
Total Other Expenses	**(459)**	**(402)**	**(174)**
Pretax Income (Loss)	**275**	**(340)**	**38**
Less: Non-Controlling Interests	(26)	(27)	(31)
Pretax Income (Loss) Attributable to OneMain Holdings, Inc.	**249**	**(367)**	**7**
Income Taxes	(96)	148	(7)
Net Income (Loss) Attributable to OneMain Holdings, Inc.	**$153**	**($219)**	**$0**
Average Shares Outstanding - Diluted	135	134	115
Earnings per Share - Diluted	$1.13	($1.63)	$0.00

1) Operating expenses for 1Q 2016 and 4Q 2015 include reductions in reserves and a settlement related to estimated PPI claims of $6 million and $4 million, respectively.
2) Operating expenses for 1Q 2016 include SpringCastle transaction costs of $1 million.

21

OneMain
Lending Made Personal

Core Earnings (Non-GAAP)

(unaudited, in millions)	1Q16	4Q15	1Q15
Finance Charges	$908	$730	$383
Finance Receivables Held for Sale Originated as Held for Investment	42	43	0
Total Interest Income	**950**	**773**	**383**
Interest Expense	(195)	(143)	(63)
Provision for Finance Receivable Losses	(249)	(200)	(83)
Net Interest Income after Provision	**506**	**430**	**237**
Insurance	114	95	36
Investment	25	10	18
Portfolio Servicing Fees from SpringCastle	11	12	14
Other	10	10	2
Total Other Revenues	**160**	**127**	**70**
Operating Expenses	(363)	(311)	(145)
Portfolio Servicing Fees to OneMain Holdings, Inc.	(11)	(12)	(14)
Insurance Policy Benefits and Claims	(39)	(39)	(16)
Total Other Expenses	**(413)**	**(362)**	**(175)**
Pretax Core Earnings	**253**	**195**	**132**
Less: Non-Controlling Interests	(26)	(27)	(31)
Pretax Core Earnings Attributable to OneMain Holdings, Inc.	**227**	**168**	**101**
Estimated Income Taxes (1)	(86)	(63)	(37)
Estimated Core Earnings Attributable to OneMain Holdings, Inc.	**$141**	**$105**	**$64**
Estimated Core Earnings per Share - Diluted (1)	$1.05	$0.77	$0.55

Note: Core Earnings is a non-GAAP measure.

1) Core earnings include Consumer & Insurance (which are reported on a Segment Accounting Basis) and Acquisitions & Servicing segments. Core earnings per share assumes a 37% statutory tax rate prior to the OneMain acquisition and 38% subsequent to the OneMain acquisition.

22

OneMain
Lending Made Personal

Non-Core Pre-tax Earnings

$ in millions, unless otherwise noted

Non-Core includes the impacts of non-cash acquisition accounting, acquisition and integration related costs, and non-core operations

	1Q16 Act
Core	**$227**
Net Gain on Sale of SpringCastle	229
Other Non-Core	(207)
Total Non-Core	**$22**
Pre-tax earnings	**$249**[(1)]

	1Q16 Act	FY16 Est	% of Ttl
SpringLeaf Debt Discount Accretion	($24)	($100)	24%
OMFH LLR Provision Catch-up	(38)	(125)	30%
OMFH Receivable Premium Amort	(121)	(350)	34%
OMFH Receivable Discount	41	50	82%
Acquisition & Integration Costs	(45)[(2)]	(100)	45%
Non-Core and Other	(20)	(65)	31%
Non-core pre-tax impact	**($207)**	**($690)**	**30%**

(1) First Quarter 2016 performance pre-tax earnings (page 7)

(2) Includes the following: Consumer & Insurance segment (page 16) acquisition-related transaction and integration expenses $28 million and net loss on repurchases and repayments of debt $8 million and Other (page 19) acquisition-related transaction and integration expenses $9 million

23

OneMain
Lending Made Personal

Reconciliation of Non-GAAP Measures

(unaudited, in millions, except per share statistics)	1Q16	4Q15	1Q15
GAAP Pretax Income (Loss)	**$275**	**($340)**	**$38**
Finance Charges	142	108	(2)
Finance Receivables Held for Sale Originated as Held for Investment	(2)	(1)	(1)
Total Interest Income	**140**	**107**	**(3)**
Interest Expense	18	29	30
Provision for Finance Receivable Losses	(24)	305	2
Net Interest Loss after Provision	**134**	**441**	**29**
Investment	5	3	1
Repurchases and Repayments of Debt	(5)	0	0
Other	(2)	8	2
Total Other Revenues	**(2)**	**11**	**3**
Operating Expenses	14	7	1
Acquisition-Related Transaction and Integration Expenses	(4)	(3)	0
Insurance Policy Benefits and Claims	6	4	0
Total Other Expenses	**16**	**8**	**1**
Segment Accounting Pretax Income	**423**	**120**	**71**
Adjustments:			
Pretax Operating Loss - Non-Core Portfolio Operations	18	35	48
Pretax Operating Loss - Other Non-Core / Non-Originating Legacy Operations	4	23	13
Net Gain on Sale of SpringCastle Interests	(229)	0	0
Acquisition-Related Transaction and Integration Expenses - Core Consumer Operations	28	17	0
Net Loss from Accelerated Repayment / Repurchase of Debt - Core Consumer Operations	8	0	0
SpringCastle Transaction Costs	1	0	0
Operating Income Attributable to Non-Controlling Interests	(26)	(27)	(31)
Total Adjustments	**(196)**	**48**	**30**
Pretax Core Earnings Attributable to OneMain Holdings, Inc.	**227**	**168**	**101**
Estimated Income Taxes (1)	(86)	(63)	(37)
Estimated Core Earnings Attributable to OneMain Holdings, Inc.	**$141**	**$105**	**$64**
Average Shares Outstanding - Diluted	135	134	115
Estimated Core Earnings per Share - Diluted (1)	$1.05	$0.77	$0.55

1) Core earnings per share assumes a 37% statutory tax rate prior to the OneMain acquisition and 38% subsequent to the OneMain acquisition.

24

OneMain
Lending Made Personal

Reconciliation of Adjusted Debt to Adjusted Tangible Equity

(unaudited, in millions)	3/31/16	12/31/15
Long-Term Debt	$14,870	$17,300
Less: Junior Subordinated Debt	(172)	(172)
Adjusted Debt	**14,698**	**17,128**
Total Shareholders' Equity	2,928	2,605
Less: Non-Controlling Interests	0	146
Less: Goodwill	(1,422)	(1,440)
Less: Other Intangible Assets	(539)	(559)
Plus: Junior Subordinated Debt	172	172
Adjusted Tangible Equity	**$1,139**	**$924**
Adjusted Debt to Adjusted Tangible Equity	**12.9**	**18.5**

25